FieldPoint Petroleum Announces Effectiveness of Registration Statement for Exercise of Warrant Dividend

May 2, 2012

Austin, TX. May 2, 2012. FieldPoint Petroleum Corporation (AMEX:FPP) announced today that its Registration Statement on Form S-3, SEC File No. 333-180419 (the “Registration Statement”) was declared effective by the Securities Exchange Commission (“SEC”) on April 30, 2012.

The Registration Statement registers for sale under the Securities Act of 1933, as amended (“Securities Act”) the shares of common stock that are issuable upon exercise of the common stock purchase warrants (“Warrants”) that were issued by the Company as a dividend to common stockholders of record on March 25, 2012.  The Warrants currently trade on the NYSE Amex under the ticker symbol “FPP WS”.

FieldPoint President and CEO Ray D. Reaves said, “I am extremely pleased that we have completed the registration of the shares of common stock underlying the Warrants we issued to our common stockholders as a dividend.  We see this as a way to reward our loyal shareholders in a manner that allows them to further share in the future successes of FieldPoint without having to make a financial commitment today.”

FieldPoint Petroleum Corporation is engaged in oil and gas exploration, production and acquisition, primarily in Louisiana, New Mexico, Oklahoma, Texas and Wyoming.  For more information, please visit www.fppcorp.com.

This press release may contain projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Any such projections or statement reflect the company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and that actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ from those projected, such as decreases in oil and gas prices and unexpected decreases in oil and gas production is included in the company’s periodic reports filed with the Securities and Exchange Commission (at www.sec.gov).

Contact: Ray D. Reaves, President (512)250-8692 or fppc@ix.netcom.com